UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 5, 2004

COLMENA CORP

(Exact name of registrant as specified in its charter)

Delaware	0-27842	54-1778587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6499 NW 9th Avenue, Suite 304, Fort Lauderdale, Florida 33309

(Address of Principal Executive Office) (Zip Code)

(954) 670-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAVEAT PERTAINING TO FORWARD LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Registrant is detailed from time to time in the Registrant’s reports filed with the Commission. This report contains “forward looking statements” relating to the Registrant’s current expectations and beliefs. These include statements concerning operations, performance, financial condition and anticipated growth. For this purpose, any statements contained in this Form 8-K that are not statements of historical fact are forward-looking statements. Without limiting the generality of the foregoing, words such as “may”, “will”, “expect”, “believe”, “anticipate”, “intend”, “could”, “estimate”, or “continue”, or the negative or other variation thereof or comparable terminology are intended to identify forward- looking statements. These statements by their nature involve substantial risks and uncertainties which are beyond the Registrant’s control. Should one or more of these risks or uncertainties materialize or should the Registrant’s underlying assumptions prove incorrect, actual outcomes and results could differ materially from those indicated in the forward looking statements.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)

Dismissal of Previously engaged public accounting firm

On October 4, 2004, Salberg & Company, P.A. (“Salberg”) was dismissed as independent registered public accounting firm for Colmena Corp., effective immediately.

The report issued by Salberg in connection with the Company’s financial statements for each of its two most recent fiscal years ended September 30, 2003, and September 30, 2002, did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except the report of the financial statements for the Company for the both years contained a paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended September 30, 2003, and September 30, 2002, and the later interim period preceding the dismissal of Salberg on October 4, 2004, there have been no disagreements with Salberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B), if not resolved to the satisfaction of Salberg, would have caused Salberg to make a reference to the subject matter of such disagreement in connection with its reports, and there occurred no events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

A copy of Salberg’s letter to the Securities and Exchange Commission, dated October 5, 2004, regarding its agreement with the foregoing statements is attached to this report as Exhibit 16.1.

(b)

Engagement of new independent public accounting firm

On October 1, 2004, the Audit Committee of Colmena Corp. approved the engagement of Webb & Company, P.A. (“Webb”) as the Company’s independent registered public accounting firm effective for the fiscal quarter ended September 30, 2004.

Webb & Company was responsible for auditing the financial statements of NetWorth Systems, Inc. for the fiscal years ended December 31, 2003 and December 31, 2002, which were required to complete the reorganization between Colmena and NetWorth on August 20, 2004.

During the Company’s two most recent fiscal years ended ended September 30, 2003, and September 30, 2002, and the later interim period through the date of the Company’s engagement with Webb & Company. P.A. on October 4, 2004, neither the Company nor anyone on its behalf consulted with Webb & Company, P.A. regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Section 9 – Financial Statements and Exhibits

Item 9.01 (c) Exhibits

16.1 Letter dated October 5, 2004 from Salberg & Company, P.A. regarding this 8K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLMENA CORP

Dated: October 15, 2004	By:	/s/ APRIL J. GREEN
April J. Green Chief Financial Officer Principal Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

16.1	Letter dated October 5, 2004 from Salberg & Company, P.A. regarding this 8K.